UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 27, 2019

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	88-0225318
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11222 Richmond Avenue, Suite 195, Houston, Texas 77082

(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2019, (the “Execution Date”), American International Holdings Corp (“AMIH” or the “Company”) and Novo MedSpa Addison Corporation (“NMAC”), entered into an exclusive, irrevocable license agreement (the “License Agreement”) granting the Company with the exclusive rights (the “Exclusive License”) to the Novopelle intellectual property, including copyrights, trademarks, proprietary technology, and other assets necessary to establish, market and operate Novopelle branded MedSpa locations and to develop Novopelle branded products.

Upon the execution of the License Agreement, the Company made a one-time cash payment in the amount of Forty Thousand Dollars ($40,000) and issued to NMAC a one-time stock issuance of 250,000 shares of the Company’s common stock. In addition, the Company has agreed to compensate NMAC with a one-time payment of Thirty Thousand Dollars ($30,000) per new Novopelle location as established by the Company and provide NMAC with an ongoing royalty payment equal to six percent (6%) of the newly established location’s total gross monthly revenues.

In addition, the Company has obtained the right of first refusal to purchase the four (4) Novopelle branded MedSpa locations that are currently owned and operated by NMAC and located throughout the State of Texas. Furthermore, the Company has obtained the rights to purchase the Novopelle brand and all related trademarks and intellectual properties from NMAC for a purchase price of One Million Dollars ($1,000,000) (the “Purchase Price”), in which the Company has three (3) years from the date of the License Agreement to execute.

The License Agreement contains customary representations, warranties and covenants by NMAC and the Company including confidentiality, indemnification, termination and limitations of liability.

The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the License Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report regarding issuance of shares to NMAC on Form 8-K is incorporated by reference into this Item 3.02.

The issuance of the shares of AMIH’s common stock upon consummation of the Share Exchange is exempt from registration under the Securities Act of 1933, as amended (the “Act”), in reliance on exemptions from the registration requirements of the Act in transactions not involved in a public offering pursuant to Section 4(a)(2) of the Act.

Item 7.01 Regulation FD Disclosure.

A press release announcing the License Agreement is furnished with this report as Exhibit 99.1.

In accordance with General Instructions B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

1.1	License Agreement, dated as of June 27, 2019 by and among American Holdings International Corp., and Novo MedSpa Addison Corporation.

99.1	Press Release, dated as of July 5, 2019.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate.

Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks more fully described in AMIH’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. AMIH assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP

Dated: July 5, 2019	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer